UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Not applicable.

(b) Not applicable.

(c) On October 26, 2006, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced that Laurent Fischer, M.D., age 43, was appointed as a director on October 25, 2006. He has been President and CEO of Ocera Therapeutics, Inc., a privately held, clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and CEO of Auxeris Therapeutics, Inc. from 2000 to 2005 and President and COO of RXCentric.com, Inc. from 1999 to 2000. Both of these companies were privately held. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997-1999 where he launched the non-nucleoside reverse transcriptase inhibitor SUSTIVA for the treatment of HIV. From 1993-1997, Dr. Fischer served as Medical Director for the Virology Group at Hoffman-LaRoche, Ltd. where he was involved in the launch of INVIRASE and developed FORTOVASE, protease inhibitors for the treatment of HIV. He received his M.D. from the University of Geneva, Switzerland. Dr. Fischer has served on the board of directors of the AIDS Healthcare Foundation, the world’s largest provider of AIDS care, since 2001.

There are no family relationships between Dr. Fischer and any director or executive officer of the Company.

(d) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Panacos Pharmaceuticals, Inc. announcing a new board member dated October 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.
Dated: October 27, 2006
	By:	/s/ Peyton J. Marshall
Peyton J. Marshall, Ph.D.
Chief Financial Officer and
Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Panacos Pharmaceuticals, Inc. announcing a new board member dated October 26, 2006.